Exhibit 10.6

THE CIGNA GROUP CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

In consideration of The Cigna Group and/or its affiliates, subsidiaries, successors, assigns, or related companies or entities (collectively the “Company”) employing me, compensating me, providing me with access to Confidential Information, and/or access to the Company's customers and clients and the opportunity to develop and maintain relationships and goodwill with them, and/or other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound, the undersigned employee (“Employee”) enters into this Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Agreement”). Employee acknowledges and agrees that the provisions of this Agreement are part of and a condition of Employee’s employment with the Company.

Section 1    Confidentiality, Non-Solicitation & Non-Competition

Section 1.1Confidentiality, Non-Disclosure and Non-Use Obligations.
(a)    Employee agrees that all records and Confidential Information obtained by Employee as a result of Employee’s employment with the Company, whether original, duplicated, computerized, memorized, handwritten, or in any other form, and all information contained therein or derived therefrom, are confidential and the sole and exclusive property of the Company. Employee understands and agrees that the business of the Company and the nature of Employee’s employment will require Employee to have access to Confidential Information of and about the Company, its business, its prospects, and its Customers. During Employee’s employment and thereafter, Employee will not use Confidential Information or remove any such records or information from the premises or computer systems of the Company except for the sole purpose of conducting business on behalf of the Company. Employee further agrees that during Employee’s employment and thereafter, Employee will not, without express consent of the Company, divulge or disclose this Confidential Information to any third party other than for the purposes of performing Employee’s job duties with the Company, and under no circumstances will Employee reveal or permit this information to become known by any competitor of the Company.

(b)    Employee agrees not to use or attempt to use any Confidential Information on behalf of any person or entity other than the Company, or in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. If at any time over the last two years of Employee’s employment with the Company, Employee’s position included access to Confidential Information as described above, specifically related to the Company’s procurement of prescription drugs, Employee understands and agrees that Employee’s subsequent employment with a pharmaceutical manufacturer, distributor or supplier (“Pharmaceutical Entity”) would create a substantial risk of use and/or disclosure of Confidential Information with which Employee has been or will be entrusted during Employee’s employment with the Company. Specifically, Employee agrees that the disclosure of such Confidential Information to the Company’s pharmacy benefits management competitors with which one may negotiate in the course of employment with such Pharmaceutical Entity, would cause immediate and irreparable harm to the Company. In light of this risk of disclosure under such circumstances, and in recognition of the severity of harm that would result from such disclosure, Employee acknowledges and agrees that the Company will be entitled to immediate injunctive relief to prevent Employee from disclosing any such Confidential Information in the course of Employee’s employment with any such Pharmaceutical Entity.

(c)    During Employee’s employment, Employee will not make, use, or permit to be used, any materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs other than for the benefit of the Company. Employee will not, after the termination of Employee’s employment, use or permit to be used any such materials and shall return same in accordance with Section 1.2 below.

(d)    Employee will promptly notify the Company if Employee becomes aware of or suspects any unauthorized use or disclosure of Confidential Information by Employee or anyone else, whether intentional or accidental.

(e)    Notwithstanding anything to the contrary in this Agreement, pursuant to United States federal law as set forth in 18 USC Section 1833(b), Employee understands that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information that is a trade secret that is made: (1) confidentially to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose such trade secret to Employee’s attorney and use the trade secret information in related court proceedings, provided that Employee files any document containing the trade secret information under seal and does not disclose the trade secret, except pursuant to court order.

(f)    Nothing contained in this Agreement restricts or limits Employee’s right to discuss or disclose information about unlawful acts in the workplace, at work-related events, or between Company employees or the Company and Employee, such as harassment, discrimination, retaliation, sexual assault, or any other conduct that Employee has reason to believe is unlawful, nor does this Agreement prohibit Employee from discussing Employee’s employment or reporting possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the Occupational Safety and Health Administration, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or state or local government agency. This Agreement does not prohibit Employee from discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. This Agreement also does not prohibit Employee from disclosing or discussing conduct or the existence of a settlement involving conduct relating to a dispute: (1) involving a nonconsensual sexual act or sexual contact, as such terms are defined in section 2246 or title 18, United States Code, or similar applicable tribal or state law; or (2) relating to conduct that is alleged to constitute sexual harassment under applicable federal, tribal, or state law.

Section 1.2Return of Information, Records and Materials.
    Employee agrees that upon termination of Employee’s employment with the Company or at the request of the Company at any time, Employee will immediately deliver to the Company all property of the Company, including without limitation all equipment owned or leased by the Company, and all documents, information, records, materials, and copies thereof in any form, that are related in any way to the Company or its business, or which are otherwise referred to in Section 1.1 above and as defined in Section 1.9 below. Employee understands that this includes, but is not limited to, delivery to the Company of all documents, memoranda, notes, records, data, computer programs, disks, data contained on hard drives or other computer or electronic storage media, or reports (and all copies thereof) made or compiled by, delivered to, or otherwise acquired by Employee concerning, containing or embodying any Confidential Information.

Section 1.3Non-Competition Covenant.
(a)Employee agrees that, during the Restricted Period and in any Restricted Area, Employee will not, directly or indirectly by assisting, provide services to a Competitor of the Company. Employee’s agreement not to provide such services to a Competitor applies regardless of whether Employee does so as an employee, owner, partner, principal, advisor, independent contractor, consultant, agent, officer, director, investor, or shareholder. Notwithstanding the foregoing, Employee’s ownership of less than 1% of the outstanding shares of a publicly traded company that constitutes a Competitor will not be deemed to be providing services to such Competitor solely by virtue of owning such shares.
(b)Employee agrees that during the Restricted Period, Employee will not, directly or indirectly, work on a Company account on behalf of a Customer or Business Partner or serve as the representative of a Business Partner or Customer for such Business Partner’s or Customer’s relationship with the Company.
(c)During the Restricted Period, if a representative of the Company requests that Employee identify the company or business to which Employee will be or is providing services, or with which Employee will be or is employed, and requests that Employee provide information about the services that Employee is or will be providing to such entity, Employee will provide the Company with a written statement containing such information with sufficient detail to allow the Company to independently assess whether Employee is or will be in violation of this Agreement. Such statement must be delivered to the Company's senior director of Executive Compensation or his or her authorized delegate via personal delivery, email or overnight delivery within five calendar days of Employee’s receipt of such request.
(d)Notwithstanding the foregoing, where applicable, this Section 1.3 will apply only to the extent permissible under (i) the ABA Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law, and/or (ii) any applicable state counterpart similarly addressing restrictions on the right to practice law.
Section 1.4Non-Solicitation/Interference - Employees.
(a)Employee acknowledges that the Company has a legitimate protectable interest in maintaining a stable and undisrupted workforce. Employee agrees that during the Restricted Period, Employee will not, directly or indirectly, on behalf of himself/herself, or on behalf of any other person, entity, or organization, employ, solicit for employment, recruit, or otherwise seek to employ or retain the services of any employee or contractor of the Company, or in any way assist or facilitate any such employment, solicitation, or retention effort.
(b)Employee agrees that during the Restricted Period, Employee will not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any employee or contractor of the Company to discontinue, in whole or in part, his/her employment relationship or engagement with the Company.
(c)The restrictions in this Section apply only to those employees or contractors of the Company with whom Employee worked or whom Employee supervised or about whom Employee obtained non-public information, in each case at any time during the twenty-four months preceding termination of Employee’s employment with the Company.

Section 1.5Non-Solicitation/Interference - Customers or Business Partners.

(a)Customers / Business Partners.
(i)During the Restricted Period, Employee will not, directly or indirectly, solicit any Customer or Business Partner for the purpose of (A) providing or selling services or goods and products of a nature being provided or sold by the Company, or (B) entering into or seeking to enter into any contract or other arrangement with any Customer or Business Partner for the performance or sale of services or goods and products of a nature being provided or sold by the Company. Employee’s agreement “not to solicit” as set forth in this Section 1.5(a) means that Employee will not, directly or indirectly, initiate any contact or communication with any Customer or Business Partner for the purpose of soliciting, inviting, encouraging, recommending or requesting any Customer or Business Partner to do business with Employee and/or a Competitor in connection with the performance or sale of services or goods and products of a nature being provided or sold by the Company or take a position where Employee would likely engage in such prohibited solicitation.
(ii)During the Restricted Period, Employee will not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any Customer or Business Partner to discontinue, in whole or in part, its patronage or business relationship with the Company.
(iii)During the Restricted Period, Employee will not, directly or indirectly, accept any business from, provide services to, or do any business with, any Customer or Business Partner in connection with the performance or sale of services or goods and products of a nature being provided or sold by the Company.
(b)Acknowledgement. Employee acknowledges that as a result of Employee’s employment with the Company, Employee will be acting as a representative of the Company and will be using the Company’s assets and resources, and will be benefiting from the Company’s goodwill, name recognition, reputation, and experience in regard to these Customers and Business Partners, and Employee will gain Confidential Information about these Customers and Business Partners, and consequently, the covenants set forth above are reasonable and necessary to protect the Company’s legitimate business interests. Employee agrees that the covenants in this Section will apply to all Customers and Business Partners, even if the identity of certain Customers and Business Partners of the Company may be publicly known, and even if Employee knew or had previous dealings with one or more such Customers or Business Partners prior to Employee’s employment with the Company.
Section 1.6Injunctive Relief; Expedited Discovery.
(a)In the event that Employee breaches or threatens to breach, or the Company reasonably believes Employee is about to breach, any of the restrictive covenants in this Agreement, the Company will be entitled to injunctive relief as well as an equitable accounting of all earnings, profits and other benefits arising from violation of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled in law or equity. Employee agrees that the Company will suffer immediate and irreparable harm and that money damages will not be adequate to compensate the Company or to preserve the status quo. Therefore, Employee consents to the issuance of a temporary restraining order and other injunctive relief necessary to enforce this Agreement.

(b)    Employee agrees that the duration of any injunction will be increased in an amount equal to any period of time during which Employee failed to comply with the covenants contained in this Agreement.

(c)    Employee and the Company agree that any application for temporary restraining order and/or temporary or preliminary injunctive relief must be adjudicated exclusively in a court of competent jurisdiction, even if Employee and the Company are parties to an arbitration agreement that otherwise includes disputes under this Agreement. Employee agrees that the injunctive relief to which Employee consents above, under the circumstances addressed in this Section 1.6(c), must be granted by a court of competent jurisdiction pending arbitration on the merits in order to preserve the status quo pending such arbitration.

(d)    Employee agrees that in any proceeding alleging breach of this Agreement (whether in court or in arbitration), the Company and Employee each have the right to engage in deposition and document discovery, and the Company has the right to conduct forensic examination(s) of any computers and/or electronic devices in Employee’s possession or control, if the Company reasonably believes such devices contain Confidential Information or other Company property. The Company and Employee further agree that in connection with any application for injunctive relief to enforce this Agreement (including without limitation any application for temporary and/or preliminary injunctive relief), the foregoing discovery must be conducted on an expedited basis, including expedited document and deposition discovery.

(e)    If any dispute under this Agreement is subject to resolution by arbitration under an agreement or program agreed to by Employee and the Company, Employee understands and agrees that Employee’s agreement to engage in expedited discovery as outlined in Section 1.6(d) is an essential term of the parties’ arbitration agreement, and these provisions are intended to supplement and modify any applicable arbitration rules which may be incorporated into any arbitration agreement that is applicable to the dispute. Accordingly, Employee and the Company request that any court of competent jurisdiction order such expedited discovery in order to enforce the parties’ arbitration agreement as written and in accordance with its terms.

Section 1.7Notice of Agreement.
    Employee agrees that Employee will tell any prospective new employer, partner in a business venture, investors and/or any entity seeking to engage Employee’s services, prior to accepting employment, engagement as a consultant or contractor, or engaging in a business venture, that this Agreement exists, and further, Employee agrees to provide a true and correct copy of this Agreement to any such individual or entity prior to accepting any such employment or entering into any such engagement or business venture. Employee further authorizes the Company to provide a copy of this Agreement to any such entity(ies) or individual(s).

Section 1.8Modification & Severability; Other Restrictive Covenants.
If any section, provision, paragraph, phrase, word, and/or line (collectively “Provision”) of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable Provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any Provision of this Agreement will not affect the validity or enforceability of the remaining Provisions, which must be enforced as if the offending Provision had not been included in this Agreement.
Section 1.9Definitions.
“Business Partner” means a vendor, healthcare provider, supplier, manufacturer, agency, broker, regional marketing director, employee benefit plan or trust, hospital, hospital system, long-term care facility, and/or pharmaceutical manufacturer with whom the Company has a business relationship, provided that Employee had business-related contact with the Business Partner in the last twenty-four months of employment with the Company or had access to non-public information regarding such Business Partner during such period because of Employee’s employment relationship with the Company.
“Competitor” means any person, entity or organization engaged (or about to become engaged or preparing to become engaged) in a business similar to, or that competes with, the business of the Company, including without limitation any person or organization that provides any product or service that is similar to or competes with any product or service which has been offered or provided by the Company at any time during the twenty-four months preceding Employee’s termination of employment. The term “Competitor” specifically includes without limitation any person, entity or organization that provides any of the following:
(i)pharmacy benefits management ("PBM"), including: (a) the administration of pharmacy benefits for businesses, government agencies and health plans; (b) mail order pharmacy; (c) specialty pharmacy; (d) prescription drug claims processing or formulary development or administration; (e) the procurement of prescription drugs at a negotiated rate for dispensing; and (f) Medicare Part D services;
(ii)pharmaceutical products and ancillary services, including specialty pharmaceutical products and support services and the provision of related pharmacy consulting, data management services and medical supplies;
(iii)prescription infusion drugs and related services ("Infusion");
(iv)insurance ("Insurance") including: (a) health, medical, dental, life, travel and accident insurance coverages, plans, programs, products and services; (b) managed health care products and services; (c) dental, vision, workers' compensation and employee assistance program products and services; (d) wellness products and services to employers, government agencies, health plans, other businesses or third party payers; (e) supplemental insurance products and services; (f) administrative services provided to benefit plans; and/or (g) other voluntary products that are excepted benefits under HIPAA;
(v)population health management products and services ("Health Management");
(vi)medical benefits management (“MBM”), including: (a) the design or commercialization of software that uses natural language processing or clinical judgment to perform clinical order appropriateness determination; (b) risk adjustment/medical coding; (c) clinical registry reporting services; (d) prospective healthcare utilization management review; and (e) utilization review or other management services relating to, or assumption of financial risk (including insurance risk) with respect to any clinical or other area entered into by the Company during the period of Employee’s employment;
(vii)behavioral health, care delivery, and care enablement products and services, including primary home care, worksite care, and virtual care products and services;
(viii)health care related data and advanced analytics and applied innovation products and services;
(ix)the administration of (i) — (viii) above ("Administration");
(x)audit reviews or other consulting or advisory services with respect to any relationship between the Company and any third party, including its customers, vendors, suppliers and drug manufacturers, as to a subject matter which is the same as or similar to subject matters with respect to which Employee provided services to the Company during the last twenty-four months of Employee’s employment with the Company, or about which Employee had access to Confidential Information during the last twenty-four months of Employee’s employment with the Company; and/or
(xi)any other product or service the Company was actively preparing to offer or provide during the last twenty-four months of Employee’s employment with the Company.
“Confidential Information” means all confidential and/or proprietary information and trade secrets that are not generally known to the public, in any form, whether oral, written, computerized or otherwise, regarding the Company, including but not limited to: computer code generated or developed by the Company; software or programs and related documentation; strategic compilations and analysis; strategic processes; business or financial methods, practices and plans; non-public costs and prices; operating margins; marketing, merchandising and selling techniques and information; customer lists and information; prospective customer lists and information; provider lists and information; vendor, supplier, and business partner lists and information; details of customer agreements; pricing arrangements with pharmaceutical manufacturers, distributors or suppliers including but not limited to any discounts and/or rebates; pricing arrangements with insurance clients and customers; pharmacy reimbursement rates; premium information; payment rates; contractual forms; expansion strategies; real estate strategies; operating strategies; sources of supply; patient records; business plans; other financial, commercial, business or technical information related to the Company and confidential information of third parties which is given to the Company pursuant to an obligation or agreement to keep such information confidential.

“Customer” means a customer (person or entity) or prospective customer (person or entity), provided that Employee had business-related contact with the customer or prospective customer in the last twenty-four months of employment with the Company or had access to non-public information regarding such customer or prospective customer during such period because of Employee’s employment relationship with the Company.

“Restricted Area” refers to (i) those states, districts and territories of the United States in which the Company conducts its business; and (ii) any other countries in which the Company conducts its business.

“Restricted Period” refers to the duration of Employee’s employment with the Company, plus the two-year period immediately following the termination of Employee’s employment with the Company for any reason.

Section 2    Additional Terms

Section 2.1    Choice of Law, Jurisdiction & Venue.
(a)This Agreement will be governed by, construed, interpreted, and its validity determined under the law of the State, Province or Territory of Employee’s last assigned work location for the Company, without regard to such jurisdiction’s conflicts of laws principles. Such law will govern regardless of the court or arbitration forum in which a dispute may be adjudicated.
(b)Employee and the Company agree that the exclusive and mandatory venue for adjudicating any disputes under this Agreement is the federal court or state (or provincial or territorial, as the case may be) court having original jurisdiction for the location in which Employee last worked for the Company. Employee and the Company consent to jurisdiction in such court for such purpose, and Employee consents to service of process by mail in respect of any such suit, action or proceeding. Employee and the Company further agree not to file any action relating in any way to this Agreement in any court other than as specified in this Section. Notwithstanding any of the foregoing, if any dispute under this Agreement is subject to resolution by arbitration under an agreement or program agreed to by Employee and the Company, then such arbitration will be the sole and exclusive venue for adjudicating such disputes, other than any requests for a temporary restraining order and/or a temporary or preliminary injunction pending arbitration, which are reserved exclusively for adjudication in court pursuant to Section 1.6 above even in otherwise arbitrable disputes.

Section 2.2    Cooperation.
(a)In the event Employee receives a subpoena, deposition notice, interview request, or other process or order to testify or produce Confidential Information or any other information or property of the Company, Employee must promptly: (i) notify the Company of the item, document, or information sought by such subpoena, deposition notice, interview request, or other process or order; (ii) furnish the Company with a copy of said subpoena, deposition notice, interview request, or other process or order; and (iii) provide reasonable cooperation with respect to any procedure that the Company may initiate to protect Confidential Information or other interests. If the Company objects to the subpoena, deposition notice, interview request, process, or order, Employee will cooperate to ensure that there is no disclosure until the court or other applicable entity has ruled upon the objection, and then only in accordance with the ruling so made. If no objection is made despite a reasonable opportunity to do so, Employee may comply with the subpoena, deposition, notice, interview request, or other process or order provided that Employee has fulfilled the above obligations.

(b)Employee will cooperate fully with the Company, its affiliates, and their legal counsel in connection with any action, proceeding, or dispute arising out of matters with which Employee was directly or indirectly involved while serving as an employee of the Company, its predecessors, subsidiaries or affiliates. This cooperation includes, but is not limited to, meeting with, and providing information to, the Company and its legal counsel, maintaining the confidentiality of any past or future privileged communications with the Company’s legal counsel (outside and in-house), and Employee making himself or herself available to testify truthfully by affidavit, in depositions, or in any other forum on behalf of the Company. The Company agrees to reimburse Employee for any reasonable and necessary out-of-pocket costs associated with Employee’s cooperation.

Section 2.3    Binding Effect and Assignability.
This Agreement is be binding upon and inures to the benefit of the parties and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party-in-interest. Employee agrees that, should the Company be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were the Company itself enforcing the Agreement. Employee further agrees that this Agreement may be enforced against Employee by any Company affiliate, without the need for any formal assignment of this Agreement. Notwithstanding the foregoing, Employee may not assign this Agreement.

Section 2.4    No Waiver of Rights; Amendment; Other Agreements.
A waiver by the Company of the breach of any of the provisions of this Agreement by Employee will not be deemed a waiver of any subsequent breach, nor will recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver will be effective unless made in writing and signed by an officer of the Company. This Agreement can only be amended or modified in a writing signed by both parties. Any subsequent change(s) in Employee’s duties, salary, compensation, or benefits will not affect the validity or scope of this Agreement.

This Agreement does not supersede or replace any prior agreements between the parties, including but limited to any prior agreements that provide for restriction(s) on post-employment conduct. Any and all such prior Agreements remain in full force and effect, according to their terms, and to the extent enforceable under applicable law.
Section 2.5    Attorneys’ Fees.
Employee and the Company agree that in any legal proceeding to enforce this Agreement, the prevailing party will be entitled to reimbursement of its actual costs and expenses, including without limitation reasonable attorneys’ fees, costs, and disbursements.
Section 2.6    State-Specific Modifications.
Employee is directed to Exhibit A for state-specific modifications to the terms of this Agreement, as may be applicable to Employee.

EMPLOYEE CERTIFIES THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT AND THE RESTRICTIONS CONTAINED IN SECTION 1, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING. EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT THIS AGREEMENT MAY BE ACCEPTED AND AGREED TO ELECTRONICALLY BY EMPLOYEE, AND THAT AN ELECTRONIC COPY, HARD COPY OR ACKNOWLEDGMENT IS AS ENFORCEABLE AS AN ORIGINAL. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS ACCESS TO A PAPER COPY OF THIS AGREEMENT.

THE CIGNA GROUP Kari Knight Stevens The Cigna Group EVP, Chief Human Resources Officer [DATE]	EMPLOYEE [Via Electronic Acceptance]

Exhibit A

STATE SPECIFIC MODIFICATIONS
(AS APPLICABLE)

For District of Columbia Employees Only

The modifications in this section apply to Employee if Employee performs a majority of Employee’s work in the District of Columbia or is based in the District of Columbia and does not perform the majority of Employee’s work in any other jurisdiction.

If Employee is a “covered employee” as defined in D.C. Code § 32-581.01(6), Section 1.3 will not apply to Employee.

If Employee is a “highly compensated employee” as defined in D.C. Code § 32-581.01(1), then:

Employee acknowledges that Employee received a copy of the Agreement in writing at least 14 days before Employee began employment with the Company, if Employee is a new employee of the Company; or if Employee was already employed by the Company at the time Employee was asked to sign the Agreement, at least 14 days before Employee was required to sign the Agreement.

Employee acknowledges receipt of the following notice: “The District’s Ban on Non-Compete Agreements Amendments Act of 2020 limits use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendments Act of 2020, under certain conditions. The Company has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).”

For Massachusetts Employees Only

The modifications in this section apply to Employee if Employee is, or if Employee has been for at least 30 days immediately preceding the date of termination of Employee’s employment, a resident of or employed in Massachusetts.

Employee acknowledges that Employee has a right to consult with an attorney prior to signing this Agreement.

If Employee entered into this Agreement after beginning employment with the Company, Employee acknowledges that Employee has been provided at least ten (10) business days before the Agreement is to be effective to consider this Agreement. If Employee entered into this Agreement in connection with the beginning of employment, Employee acknowledges that Employee received the Agreement by the earlier of a formal offer of employment or 10 business days before the beginning of Employee’s employment.

Section 1.3 of this Agreement is replaced with:

1.3 Non-Competition Covenant.

(a)Employee agrees that, during the Restricted Period and in any Restricted Area, Employee will not, directly or indirectly by assisting, provide services to a Competitor of the Company. Employee’s agreement not to provide such services to a Competitor applies regardless of whether Employee does so as an employee, owner, partner, principal, advisor, independent contractor, consultant, agent, officer, director, investor, or shareholder. Notwithstanding the foregoing, Employee’s ownership of less than 1% of the outstanding shares of a publicly traded company that constitutes a Competitor will not be deemed to be providing services to such Competitor solely by virtue of owning such shares.

(b)During the Restricted Period, if a representative of the Company requests that Employee identify the company or business to which Employee will be or is providing services, or with which Employee will be or is employed, and requests that Employee provide information about the services that Employee is or will be providing to such entity, Employee will provide the Company with a written statement containing such information with sufficient detail to allow the Company to independently assess whether Employee is or will be in violation of this Agreement. Such statement must be delivered to the Company's senior director of Executive Compensation or his or her authorized delegate via personal delivery, email or overnight delivery within five calendar days of Employee’s receipt of such request.

(c)Unless Employee is laid off or involuntarily terminated by the Company without Cause, and provided Company does not waive the non-compete restrictions set forth in Section 1.3, in consideration for Employee’s compliance with the covenants made in Section 1.3 of this Agreement, Company agrees to pay Employee garden leave payments during the 12-month period immediately following the termination of Employee’s employment, which will be paid as follows: (i) Company will pay Employee fifty percent (50%) of Employee’s highest annualized base salary (not including any bonus payments) within the preceding two (2) years of employment with Company, to be paid in substantially equal installments during such 12-month period (the “Garden Leave Payments”); (ii) the Garden Leave Payments will be paid through payroll on regular payroll dates, and will be subject to all applicable withholdings; and (iii) unless Company decides to waive the non-competition restrictions contained in this Section 1.3 on or before commencement of the post-employment portion of the Restricted Period, Company will not unilaterally fail or refuse to make such payments. Employee acknowledges that Employee would not otherwise be entitled to receive the foregoing consideration absent Employee’s agreement to fully comply with the obligations contained in this Section 1.3. For the avoidance of doubt, the payments described in this Section 1.3(c) apply only to the non-competition covenants contained in Section 1.3, but have no applicability to, and are not a condition of, enforcement of the covenants contained in Sections 1.1, 1.2, 1.4, and 1.5.

(d)At any time prior to commencement of the post-employment portion of the Restricted Period, Company has the option and the right to waive the non-competition restrictions contained in this Section 1.3. If Company does so, then Company will have no obligation to make any further Garden Leave Payments under Section 1.3(c), other than what may be owed to Employee on a pro-rata basis for any portion of the 12-month period following termination of employment during which Employee was complying with the restrictions of Section 1.3 prior to Company notifying Employee of its waiver.

(e)The restrictions contained in this Section 1.3 will not apply in the event Employee is (i) laid off, or (ii) involuntarily terminated by the Company without Cause, and in either such event there shall correspondingly be no obligation on the part of Company to make any Garden Leave Payments. In the event of a termination for Cause (as defined below), however, this Section 1.3 will remain in full force and effect to the same extent as it would if Employee resigned voluntarily.

(f)Notwithstanding the foregoing, where applicable, this Section 1.3 will apply only to the extent permissible under (i) the ABA Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law, and/or (ii) any applicable state counterpart similarly addressing restrictions on the right to practice law.

Section 1.6(b) of the Agreement does not apply to Employee.

The definition of “Cause” means any of the following: (i) an unsatisfactory level of performance; (ii) a violation of any legal or contractual obligation to the Company; (iii) non-compliance with Company policies or procedures, including without limitation Cigna's Code of Ethics and Principles of Conduct; (iv) engagement in any activity resulting in an employee being not bondable as determined by Cigna under its (or its successor’s) fidelity bond; (v) the conviction of a felony involving fraud or dishonesty directed against the Company; or (vi) any willful act or failure to act that adversely affects the business of the Company in any material respect. For purposes of this definition, “unsatisfactory level of performance” means a serious performance failure or infraction, including, without limitation, serious conduct and attendance failures, subject to formal discipline or corrective action up to and including immediate termination.

The definition of “Restricted Period” in Section 1.9 of the Agreement is replaced with: “Restricted Period” refers to the duration of Employee’s employment with the Company, plus the one-year period immediately following the termination of Employee’s employment with the Company for any reason; provided, however, that in the event Employee breaches a fiduciary duty to the Company, or unlawfully takes the Company’s property, then the Restricted Period will be extended for the duration of the two-year period immediately following the termination of Employee’s employment with the Company for any reason.

Section 2.1 of the Agreement is replaced with: “This Agreement will be governed by and construed according to the laws of the Commonwealth of Massachusetts. Employee consents to the personal jurisdiction of the court located in the county in which Employee resides as of the date of Employee’s termination of employment and the business litigation session of the Superior Court in Suffolk County, Massachusetts with respect to all matters arising out of or related to this Agreement.”

The Cigna Group and the Company entity with which Employee is employed represent, and Employee acknowledges, that: (1) both are parties to this Agreement; and (2) the individual who has executed this Agreement above is authorized to and does execute this Agreement on behalf of the Company entity with which Employee is employed.